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                                                            Exhibit 23



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
              --------------------------------------------------


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-45152) pertaining to the Supplemental Retirement and Savings Plan of Horace Mann Educators Corporation and in the related Prospectus of our report dated March 4, 1996, with respect to the financial statements and supplemental schedules of the Horace Mann Supplemental Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.

                                                        /s/ ERNST AND YOUNG, LLP

Chicago, Illinois
June 24, 1996




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